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                                                                    EXHIBIT 10.9

                                   AMENDMENT
                      TO THE EMPLOYMENT AGREEMENT BETWEEN
              HEALTH SCIENCE PROPERTIES, INC. AND JOEL S. MARCUS

          Whereas, the parties hereto desire to amend that certain employment agreement ("Agreement") dated January 5, 1994 between Health Science Properties, Inc. ("HSP") and Joel S. Marcus; and

          Whereas, pursuant to section 6.4 of the Agreement, the Agreement may be modified and amended with the written consent of HSP and Joel S. Marcus.

          Now Therefore, effective as of January 1, 1997, the Agreement is hereby amended as follows:

     1.   Section 1 of the Agreement is hereby amended to read as follows:

          During the term of this Agreement, Officer agrees to be employed by and to serve Corporation as its Vice Chairman and Chief Operating Officer, provided that, effective as of January 1, 1998, Officer shall be employed by and serve the Corporation as its Vice Chairman and Chief Executive Officer. In addition, Officer agrees to serve in such additional capacity consistent with the Officer's current position as a senior executive officer as may be determined by the Board of Directors of the Corporation. Corporation agrees to employ and retain officer in such capacities. Officer shall devote such of his business time, energy, and skill to the affairs of Corporation as shall be necessary to perform the duties of such positions. Officer shall report to the Chairman and prior to January 1, 1998, the Chief Executive Officer, and at all times during the term of this Agreement shall have powers and duties at least commensurate with his position as a senior executive officer. Officer shall be based at the principal executive offices of Corporation in the Los Angeles, California metropolitan area, except for required travel on Corporation's business.
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     2.   Section 2.1 of the Agreement is hereby amended to read as follows:

          2.1 Term. The term ("Term") of this Agreement shall be for a period commencing on January 1, 1997 and ending on December 31, 2000, unless terminated earlier pursuant to this Agreement ("Early Termination Date"). Commencing on December 31, 2000 and on each subsequent anniversary thereof, the Term shall be automatically extended for one
          (1) additional year unless, no later than six (6) months before such date, either party shall have given written notice to the other that it does not wish to extend the Term of this Agreement. References herein to the Term of this Agreement shall refer to both the initial Term and any such extended Term.

3. Subsection 3.1(a) of the Agreement is hereby amended in its entirety to read as follows:

          3.1(a) Base Salary. During the Term of this Agreement and subject to the terms and conditions set forth herein, Corporation agrees to pay to Officer an annual "Base Salary" of Two Hundred Thirty Five Thousand Dollars ($235,000), or such higher amount as may from time to time be determined by Corporation. Unless otherwise agreed in writing by Officer and Corporation, the salary shall be payable in substantially equal semimonthly installments in accordance with the standard policies of Corporation in existence from time to time.

4. Section 3.3 of the Agreement is hereby designated as subsection 3.3(a) and a new subsection 3.3(b) is hereby added to read as follows:

          3.3(b) Minimum Bonus. With respect to the calendar year commencing on January 1, 1997, and each calendar year thereafter during the Term, the bonus payable pursuant to subsection (a) shall not be less than an amount equal to the product of (i) Officer's Base Salary and (ii) the percentage by which the funds from operations based on year-end financials prepared by the Corporation's auditors ("FFO") increased over the FFO for the immediately preceding year, provided, however that in no event shall the bonus payable
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          pursuant to Paragraph 3.3(b) hereunder exceed 150% of Base
          Salary.

5.   Section 3.5(b) of the Agreement is hereby amended to read as follows:

          (b) Vacation. Officer shall be entitled to a minimum of five (5) weeks of vacation during each year during the Term of this Agreement and any extensions thereof, prorated for partial years. Any accrued vacation not taken during any year may be carried forward to subsequent years; provided that Officer may not accrue more than eight
          (8) weeks of unused vacation at any time.

6.   Section 3.5(g) is hereby deleted in its entirety.

          Except as otherwise provided hereinabove, the Agreement is ratified and affirmed.

          IN WITNESS WHEREOF, this Instrument of amendment is executed this 30th day of July, 1996.

                                   HEALTH SCIENCE PROPERTIES, INC.

                                   By:  /s/ Jerry M. Sudarsky
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                                   JOEL S. MARCUS

                                   /s/ Joel S. Marcus
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